SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

DAVE & BUSTER’S, INC.
(Exact name of registrant as specified in its charter)

Missouri (State of incorporation)	001-15007 (Commission File Number)	43-1532756 (IRS Employer Identification Number)

2481 Manana Drive
Dallas TX 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01. Other Events.

On February 19, 2008, Dave & Buster’s, Inc. (the “Company”) issued a press release announcing that it had engaged Jefferies & Company, Inc. to assist the Company in exploring a possible sale. In addition, the Company announced the early retirement of $10 million of indebtedness under its senior credit facility. A copy of this press release is attached hereto as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99	Press release dated February 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.

Date: February 20, 2008	By:	/s/ Jay L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel and Secretary